COLUMBIA FINANCIAL, INC.
ANNOUNCES REPOSITIONING OF BALANCE SHEET

Fair Lawn, New Jersey, December 5, 2024 – Columbia Financial, Inc. (the “Company”) (NASDAQ: CLBK) the holding company for Columbia Bank (the “Bank”) announced a repositioning of the Company’s balance sheet.

As part of the Company’s strategy to improve future earnings and expand its net interest margin, the Company sold approximately $321 million of available-for-sale debt securities with a weighted average book yield of 1.53% and average life of 3.6 years that were mostly purchased during the COVID period.

Proceeds from the sale were used to fund loan growth of $85 million, purchase $66 million of higher yielding debt securities and prepay $170 million of higher cost borrowings. The repositioning is immediately accretive to net interest income. The sale and prepayment resulted in a pre-tax loss of approximately $38 million. The repositioning is expected to be neutral to tangible book value per share as the unrealized loss with respect to the debt securities is already recognized in the Company’s stockholders’ equity through accumulated other comprehensive loss.

“Given the decline in interest rates, we believe this is a well-timed transaction that is expected to improve future earnings while allowing the Company to continue to maintain a strong capital position. It accelerates our strategy to realign the Company's balance sheet towards higher-yielding assets and enhances the flexibility of our funding,” said Thomas J. Kemly, President and Chief Executive Officer.

The transaction is intended to achieve the following goals:

•Increase 2025 earnings by approximately 24% relative to the current analyst earnings consensus;
•Expand 2025 net interest margin by approximately 15 basis points relative to the current analyst earnings consensus;
•Achieve a conservative payback estimate of 3.1 years; and
•Reduce the Company’s reliance on wholesale funding.

The Company's regulatory capital ratios will remain strong and above “well capitalized” levels after the transaction, with an estimated total capital to risk weighted assets ratio at 13.87% and an estimated tier 1 leverage capital ratio at 9.99% on an estimated pro forma basis using actual September 30, 2024 capital.

About Columbia Financial, Inc.
Columbia Financial, Inc. is a Delaware corporation organized as Columbia Bank's mid-tier stock holding company. Columbia Financial, Inc. is a majority-owned subsidiary of Columbia Bank, MHC. Columbia Bank is a federally chartered savings bank headquartered in Fair Lawn, New Jersey that operates 68 full-service banking offices and offers traditional financial services to consumers and businesses in its market area.

Forward Looking Statements
Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “projects,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates, higher inflation and their impact on national and local economic conditions; changes in monetary and fiscal policies of the U.S. Treasury, the Board of Governors of the Federal Reserve System and other governmental entities; the impact of legal, judicial and regulatory proceedings or investigations, competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect a borrowers’ ability to service and repay the Company’s loans; the effect of acts of terrorism, war or pandemics, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; changes in the value of securities in the Company’s portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and securities; legislative changes and changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s consolidated financial statements will become impaired; cyber-attacks, computer viruses and other technological risks that may breach the security of our systems and allow unauthorized access to confidential information; the inability of third party service providers to perform; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits and effectively manage liquidity; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy, or its integration of acquired financial institutions and businesses, and changes in assumptions used in making such forward-looking statements which are subject to numerous risks and uncertainties, including but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K and those set forth in the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the

Company's actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.